SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 24, 2006, is entered into between BILL D. STEWART (“Stewart”), and NATURADE, INC., a Delaware corporation (the “Company”).

RECITALS

A. The Company and Stewart have entered into an AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of January 2, 2000, (the “Agreement”). Capitalized terms used herein have the meanings given to them in the Agreement unless otherwise specified.

B. The Company and Stewart desire to extend the Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Agreement.

Effective March 20, 2006, the term of the Agreement is extended to December 31, 2006; provided, however, that such term of employment automatically shall be renewed for successive one (1) year terms unless written notice of termination is given by either the Company or the Employee not less the ninety (90) days prior to the end of the initial term or any subsequent one (1) year term.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

NATURADE, INC., a Delaware corporation

By:/s/Stephen M. Kasprisin

Name: Stephen M. Kasprisin Title: Chief Financial Officer

By:/s/ Bill D. Stewart

Name: Bill D. Stewart